Exhibit 10.17

AMENDMENT TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

THIS AMENDMENT TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”), dated as of December 31, 2008, is entered into by and among UNIVERSAL AMERICAN CORP., a New York corporation, formerly known as Universal American Financial Corp. (“Parent”), MEMBERHEALTH, LLC, a Delaware limited liability company and wholly owned subsidiary of Parent, formerly known as MH Acquisition II LLC (the “Company”), which is the successor by merger to MEMBERHEALTH, INC., an Ohio corporation (the “Original Entity”) and to MH ACQUISITION I CORP., a Delaware corporation and wholly owned subsidiary of Parent (“Merger Sub”), MHRx LLC, a Delaware limited liability company (“MHRx”), and Welsh, Carson, Anderson & Stowe IX, L.P., a Delaware limited partnership (“WCAS IX”), as the Shareholder Representative hereunder.

RECITALS

WHEREAS, Parent, MHRx, its former wholly-owned subsidiary the Original Entity, the Company, Merger Sub, and WCAS IX are parties to that certain Agreement and Plan of Merger and Reorganization, dated as of May 7, 2007 (the “Original Agreement”), pursuant to which there was effected a merger of Merger Sub with and into the Original Entity, with the Original Entity continuing as the surviving corporation thereof, and, immediately following the effectiveness thereof, and as part of the same plan of merger and reorganization, the merger of the Original Entity with and into the Company, with the Company continuing as the surviving entity thereof;

WHEREAS, the Original Agreement was amended by that certain Settlement Agreement and Amendment to Merger Agreement dated as of March 5, 2008 (the Original Agreement, as amended thereby, the “Merger Agreement”);

WHEREAS, the Merger Agreement provides that MHRx shall be entitled to receive payments of certain Annual Earnout Amounts as additional merger consideration upon the terms and conditions set forth therein; and

WHEREAS, the Merger Agreement provides that forty-five percent (45%) of each such payment of an Annual Earnout Amount shall be made in the form of Parent Common Stock and the remaining fifty-five percent (55%) of each such payment shall be made by wire transfer of immediately available funds to an account or accounts designated by the Shareholder Representative, subject to the terms and conditions set forth therein;

WHEREAS, the Management Committee of MHRx has unanimously determined that it is in the best interest of MHRx and its members to relinquish its rights under the Merger Agreement to the portion of the Annual Earnout Amount that is payable in Parent Common Stock, without thereby increasing the aggregate Annual Earnout Amount that is payable in cash;

WHEREAS, Parent has agreed to accept such relinquishment and to enter into this Amendment to reflect the revised agreement of the parties as to the payment of the Annual Earnout Amount; and

WHEREAS, capitalized terms used herein and not defined shall have the respective meanings ascribed thereto in the Merger Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.             Amendments.

A.            Section 1.1 of the Merger Agreement is hereby revised by the deletion of the definitions set forth therein of “Annual Earnout Amount”, “Parent Shares” and “Stock Merger Consideration” in their entirety and the substitution therefore of the following:

“Annual Earnout Amount” shall mean (A) with respect to the Annual Earnout Periods ending December 31, 2008 and December 31, 2009, an amount equal to fifty-five percent (55%) of the lesser of (i) the amount by which Annual EBITDA for such period exceeds the EBITDA Threshold for such period and (ii) the Annual Cap and (B) with respect to the Annual Earnout Period ending December 31, 2010, an amount equal to fifty-five percent (55%) of the lesser of (i) the amount by which the sum of the Annual EBITDA for such period and the TRICARE Amount exceeds the EBITDA Threshold for such period and (ii) the Annual Cap.  For the avoidance of doubt, to the extent that any portion of the CMS Reconciliation Payment Amount is paid to or by the Company, with respect to the 2006 plan year, during the Annual Earnout Periods, any such portion of the CMS Reconciliation Payment Amount or other CMS settlement amounts shall be excluded from the calculation of Annual EBITDA for such Annual Earnout Period.”

““Parent Shares” means the Initial Parent Shares, and any Parent Shares from time to time issued pursuant to Section 2.12 and/or Section 8.2 (it being understood that if any shares of Parent Common Stock are transferred to Parent pursuant to Section 2.12 and/or Section 8.2, the transfer of such shares to Parent shall be deemed to reduce the number of Parent Shares actually and ultimately issued by Parent as Merger Consideration hereunder).”

““Stock Merger Consideration” means the Initial Stock Merger Consideration, as from time to time adjusted pursuant to Section 2.12 and/or Section 8.2 (it being understood that if any shares of Parent Common Stock are transferred to Parent pursuant to Section 2.12 and/or Section 8.2, the transfer of such shares to Parent shall be deemed to reduce the number of Parent Shares actually and ultimately issued by Parent as Merger Consideration hereunder).”

B.            Section 2.6(a)(ii)(D) of the Merger Agreement is hereby revised by the deletion thereof in its entirety and the substitution therefore of the following:

“(D)  subject to the terms and conditions thereof, any additional Cash Merger Consideration from time to time deliverable pursuant to Section 2.13 below.”

C.            Section 2.13(b)(iv) of the Merger Agreement is hereby revised by the deletion thereof in its entirety and the substitution therefore of the following:

“(iv)        Subject to Section 2.14, any payments required to be made pursuant to this Section 2.13 shall be paid by Parent to MHRx (or its members, if the right to receive such payment has been distributed to such Persons by MHRx), within five (5) Business Days after the final determination of such amount pursuant to this Section 2.13 (each an “Earnout Payment Date”) and be indefeasibly discharged in full by the payment of such amount in cash by the wire transfer of immediately available funds to an account or accounts designated by the Shareholder Representative.”

D.            Section 2.14 of the Merger Agreement is hereby revised by the deletion thereof in its entirety and the substitution therefore of the following:

“Certain Adjustments.  Notwithstanding anything to the contrary contained in Section 2.12 or Section 8.2(e), if Parent, MHRx or any Indemnifying Member is required to deliver any cash or shares of Parent Common Stock to any other Person which would be treated as an adjustment to the Merger Consideration pursuant to Section 2.12(f) or Section 8.2(g), the relative mix of such cash and stock to be delivered shall be adjusted (i) if the cash and shares are being delivered to MHRx or any Indemnifying Member, by increasing the shares and decreasing the cash to be delivered or (ii) if the cash and shares are being delivered to Parent, by decreasing the shares and increasing the cash to be delivered, if necessary (and only to the extent necessary) so that, after the delivery of such cash and shares, the Fair Market Value of all Parent Shares included in the Merger Consideration (valued as of the trading day immediately preceding the Closing Date) is in the aggregate not less than 40% of the total Merger Consideration (with all Parent Shares being valued at their Fair Market Value as of the trading day immediately preceding the Closing Date).  In each case, the required cash payment will be adjusted up or down to the extent necessary so that the total amount of such purchase price adjustment (based on the valuation methodology for Parent Common Stock set forth in Section 2.12(e) or Section 8.2(e), as applicable) is not, in the aggregate, altered.

2.             No Other Amendments.  Except as expressly amended hereby, the Merger Agreement shall remain in full force and effect in accordance with its terms.  Neither the execution of this Amendment nor the performance of the Merger Agreement as amended by this Amendment shall be construed as or constitute an act of Parent that is inconsistent with Section 5.11(b) of the Merger Agreement.

3.             MHRx.  If MHRx is dissolved and/or liquidated on or after the date hereof, (i) the Shareholder Representative shall thereafter be entitled to make all decisions under the Merger Agreement that MHRx was previously entitled to make, (ii) any payment to be made to MHRx pursuant to Section 2.13 of the Merger Agreement shall be made (x) to the former members of MHRx as directed by the Shareholder Representative and (y) on a basis consistent with the distribution provisions of the limited liability company agreement of MHRx as in effect at the time of such dissolution and/or liquidation (as determined by the Shareholder Representative) and (iii) all notices to be provided to MHRx or its former members under the Merger Agreement shall thereafter be distributed as directed by the Shareholder Representative.

4.             Counterparts.  This Amendment may be executed in one or more counterparts for the convenience of the parties hereto, each of which shall be deemed an original and all of which together will constitute one and the same instrument.  Delivery of an executed counterpart of a signature page to this Amendment by facsimile or other electronic delivery shall be effective as delivery of a mutually executed counterpart to this Amendment.

5.             Governing Law.  All issues and questions concerning the construction, validity, enforcement and interpretation of this Amendment and the schedules and exhibits hereto shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the laws of any jurisdiction other than the State of New York.

6.             Due Authorization.  Each of the individuals executing this Amendment on behalf of one or more parties hereto warrants and represents that he or she has been duly authorized and empowered to execute this Amendment on behalf of each such respective party and to bind each such respective party to the terms hereof.

7.             Jurisdiction and Venue; Waiver of Jury Trial.  Except as otherwise provided in Sections 2.12 and 2.13 of the Merger Agreement, each of the parties submits to the exclusive jurisdiction of any state or federal court sitting in New York, New York, in any action or proceeding arising out of or relating to this Amendment, agrees that all claims in respect of the action or proceeding may be heard and determined in any such court and agrees not to bring any action or proceeding arising out of or relating to this Amendment in any other court.  Each of the parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety or other security that might be required of any other party with respect thereto.  Each party agrees that service of summons and complaint or any other process that might be served in any action or proceeding may be made on such party by sending or delivering a copy of the process to the party to be served at the address of the party and in the manner provided for the giving of notices in Section 8.3 of the Merger Agreement.  Nothing in this Amendment or in Section 8.8 of the Merger Agreement, however, shall affect the right of any party to serve legal process in any other manner permitted by law.  Each party agrees that a final, non-appealable judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law.  EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day and year first above written.

UNIVERSAL AMERICAN CORP.

By:
Mitchell J. Stier
Senior Vice President and General Counsel

MEMBERHEALTH, LLC

By:
Mitchell J. Stier
Senior Vice President

MHRx LLC

By:
Name:
Title:

WELSH, CARSON, ANDERSON & STOWE IX, L.P., as Shareholder Representative

By: WCAS ASSOCIATES IX LLC,
its General Partner

By:
Name:
Title: